Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K dated February 19, 2002 into the Company's previously filed Registration Statement File Numbers 2-77590, 2-95258, 2-33661, 33-51257, 033-63859, 333-09851, 333-48423, and 333-54560.




/s/ Arthur Andersen LLP
New York, New York
March 22, 2002